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                                                                    EXHIBIT 23.2

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

The Board of Directors
Woodward Governor Company

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 31, 2003 relating to the financial statements, which appears in the 2003 Annual Report to Shareholders of Woodward Governor Company, which is incorporated by reference in Woodward Governor Company's Annual Report on Form 10-K for the year ended September 30, 2003. We also consent to the incorporation by reference of our report dated October 31, 2003 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


                                         PricewaterhouseCoopers LLP


Chicago, Illinois
January 30, 2004